Exhibit 99.2

PistolStar, Inc.

BALANCE SHEET

(Unaudited)

March 31, 2020
ASSETS
Cash and cash equivalents	$513,214
Accounts receivable, net	196,138
Prepaid expenses and other	10,383
Total current assets	719,735
Equipment and leasehold improvements, net	41,785
Deposits and other assets	194,326
Total non-current assets	236,111
TOTAL ASSETS	$955,846

LIABILITIES
Accounts payable	$1,452
Accrued liabilities	2,070
Contract liability	807,225
Total current liabilities	810,747
TOTAL LIABILITIES	810,747

STOCKHOLDER’S EQUITY
Common stock - 1,000,000 shares authorized; issued 950,000 shares; and outstanding 325,000 shares; no par value	4,000
Treasury stock - 625,000 shares at cost	(2,500)
Additional paid in capital	27,276
Retained earnings	116,323
TOTAL STOCKHOLDER’S EQUITY	145,099
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$955,846

PistolStar, Inc.

STATEMENT OF INCOME AND RETAINED EARNINGS
(Unaudited)

Three months ended March 31,
2020

Revenues
License fees	$405,919
Costs and other expenses
Cost of license fees	299,983
Gross Profit	105,936

Operating Expenses
Selling, general and administrative	87,386
Operating income	18,550
Other income
Interest income	590
Total Other Income	590
Net income before Provision for Taxes	19,140
State taxes	1,733
Net income	17,407
Retained earnings, beginning of period	98,916
Retained earnings, end of period	$116,323

PISTOLSTAR, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

(Unaudited)

	Common Stock		Treasury Stock		Additional Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance as of January 1, 2020	325,000	$4,000	625,000	$(2,500)	$-	$98,916	$100,416
Stockholder contribution	-	-	-	-	27,276	-	27,276
Net income	-	-	-	-	-	17,407	17,407
Balance as of March 31, 2020	325,000	$4,000	625,000	$(2,500)	$27,276	$116,323	$145,099

PISTOLSTAR, INC.
Statement of Cash Flows

Three months ended
March 31,
2020
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	$17,407
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and Amortization	1,758
Change in assets and liabilities:
Accounts receivable	(138,411)
Prepaid expenses	4
Prepaid taxes	823
Accounts Payable	(3,515)
Credit card payable	(2,964)
Accrued commission	2,000
Contract liability	80,733
Net cash used by operating activities	(42,165)
CASH FLOWS FROM FINANCING ACTIVITIES:
Stockholder contribution	27,276
Net cash provided by financing activities	27,276
NET DECREASE IN CASH AND CASH EQUIVALENTS	(14,889)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	528,103
CASH AND CASH EQUIVALENTS, END OF PERIOD	$513,214

PISTOLSTAR, INC.

Notes to the Financial Statements

For The Three Months Ended March 31, 2020

Organization and Operations

PistolStar, Inc., (the “Company”), is a New Hampshire Corporation, founded on January 11, 1999, and located in Bedford, New Hampshire.  The Company is in the business of providing innovative authentication solutions while delivering high-quality, enterprise-ready authentication. The Company operates principally in the Northeast United States.

NOTE 1 – Summary of Significant Accounting Policies:

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for the integrity and objectivity of the financial statements. The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as codified by the Financial Accounting Standards Board and those principles have been consistently applied in the preparation of the financial statements.

Basis of Presentation

           The Company uses the accrual basis of accounting.  Revenue is recognized when it is earned and expenses are recognized when incurred, without regard to the time of receipt or payment.

Use of Estimates in Preparation of Financial Statements

          Management used estimates and assumptions in preparing financial statements.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Accordingly, actual results may differ.

New Accounting Pronouncements

           Topic 606

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606).  The core principle of ASU 2014-09 is to recognize revenue when the promised goods or services due are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services.  This standard allows for early adoption and is effective for the Company for the year beginning January 1, 2018.  See Note 2.

Topic 842

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases, (Topic 842).  This new standard amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and a corresponding lease liability.  This standard is effective for the company for the year beginning January 1, 2021.  Management will be evaluating the potential impact the pronouncement will have on the financial statements, if any.

PISTOLSTAR, INC.

Notes to the Financial Statements

For The Three Months Ended March 31, 2020

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all liquid deposits with maturity of three months or less to be cash and/or cash equivalents.  At March 31, 2020, the Company had no cash equivalents.

           Accounts Receivable and Bad Debt

              Accounts receivable are reported at net realizable value.  Net realizable value is equal to the gross amount of accounts receivable less an estimated allowance for accounts unlikely to be collected.  Historically, the Company has not experienced material write-offs and, therefore, has not established an allowance account.

Advertising Costs

           The Company expenses marketing costs, consisting of tradeshows, promotional mailers and other media expenditures as they are incurred.  Total amount expensed for the three months ended March 31, 2020 was $28,812.

Revenue Recognition

Revenue is realized or realizable and earned when persuasive evidence of a performance obligation has been satisfied.  The Company records revenue from contract sales, and recognizes this revenue over the term of the contract with the consumer, beginning at commencement of the contract.

Intangible Assets

The cost associated with obtaining computer domains have been capitalized and amortized over the useful life of 5 years, on a straight line basis.

Fixed Assets

Property and equipment are stated on the basis of cost.  Repairs are charged to expense as they are incurred.  For financial reporting purposes, depreciation is computed on the straight line basis. For tax reporting purposes, depreciation is computed by the modified accelerated cost recovery system as required by the Internal Revenue Code.  The useful lives of the assets are as follows:

Asset	Years
Equipment	5 – 7 years
Leasehold Improvements	39 years

PISTOLSTAR, INC.

Notes to the Financial Statement

For The Three Months Ended March 31, 2020

NOTE 2 – Contract Liability:

During the three months ending March 31, 2020, the Company has a fee agreement to provide support services and authentication services to consumers for one year contracts.  In connection with this agreement, the Company has a contract liability, which is being amortized on a straight-line basis over the twelve month term of the contract.  As of March 31, 2020, the balance of the liability was $807,225.

NOTE 3 – Retirement Plan:

The Company established a qualified 401 (k) retirement plan, effective January 1, 2016, for employee’s that meet the Company vesting period, that allow salary deferrals, safe harbor contributions, employer matching contributions up to 4% of employee compensation, and profit share contributions.  Total contributions for the three months ending March 31, 2020 was $2,916.

NOTE 4 - Concentrations:

           Cash

           The Company maintains its bank accounts with one commercial bank.  Cash in these accounts at times exceeded the insured limit set by the Federal Deposit Insurance Corporation (“FDIC”).  The Company’s management believes this risk is minimal.

Accounts Receivable

           Customer accounts receivable balances as a percentage of the total accounts receivable that are greater than 10% amount to a concentration of credit risk for the three months ended March 31, 2020 was 32%.

NOTE 5 - Income Tax Matters:

PistolStar, Inc. is an S-Corp and as such not a taxpaying entity for federal income tax purposes. Therefore, no provision or liability for federal income taxes has been included in the financial statements for the three months ended March 31, 2020.  The Company, however, is still liable for state taxes.

The Company’s tax returns are subject to possible examination by the taxing authorities. For federal and state purposes the tax returns essentially remain open for possible examination for a period of three years after the respective filing deadlines of those returns.

NOTE 6 – Compensated Absences:

The Company allows compensated absences that will accrue evenly throughout the calendar year beginning January 1 of each year.  Employees must take the time in the year it was earned and forfeit accrued unused time at the end of each year.  Management has chosen not to record through March 31, 2020.

PISTOLSTAR, INC.

Notes to the Financial Statement

For The Three Months Ended March 31, 2020

NOTE 7 – Operating Lease:

The Company leases its office space under a 10-year operating lease requiring minimum of $4,345.  The Company is also responsible for prorated share of operating expenses.  The lease expired on January 31, 2019, and was extended for an additional three years, commencing on February 1, 2019 and ending on January 31, 2022.  Rent expense for the three months ended March 31, 2020 was $13,126.

The following is a schedule by years of future minimum rentals under the leases at March 31, 2020:

Years Ending December 31,	Facilities & Residences

2020 (remaining months)	39,107
2021	52,142
2022	4,345
Total	$95,594

NOTE 8 – Subsequent Events:

The Corona Virus (COVID-19) pandemic created unforeseen circumstances, including, closing interaction in trade shows and safety precautions that amounted to total business disruption.  The United States Government, in conjunction with Small Business Administration, created a loan program to supplement income to support keeping employees on payroll.  While PistolStar, Inc. accepted the loan, the amounts were paid back as of May 13, 2020.

During May, 2020, the Company’s stockholder agreed to sell the assets and intangibles of the Company to a publicly traded company in excess of book value.  A Letter of Intent has been filed with the SEC in regards to such a purchase.